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                                                                    EXHIBIT 10.1

                        TRANSITIONAL SERVICES AGREEMENT

         THIS TRANSITIONAL SERVICES AGREEMENT (the "Agreement") is made this 1st day of November, 1996, between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation having its principal office at Five Giralda Farms, Madison, New Jersey 07940 ("AHP") and INTERNATIONAL HOME FOODS, INC. ("IHF"), a Delaware corporation, having a place of business at Five Giralda Farms, Madison, New Jersey 07940.

                              W I T N E S S E T H:

         WHEREAS, AHP, AHP Subsidiary Holding Corporation, IHF (formerly American Home Food Products, Inc.), and AHFP Holding Corporation, and AHFP Acquisition Corporation have entered into an Agreement of Sale and Plan of Merger, dated as of September 5, 1996 (the "Purchase Agreement") pursuant to which AHP disposed of a controlling interest in AHP's food business in a merger transaction.

         WHEREAS, as contemplated by the Purchase Agreement, AHP will provide certain transitional services to IHF following the Closing on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and intending to be legally bound thereby, AHP and IHF agree as follows:

1.       Definitions

         Any term used herein which is not defined herein, but is defined in the Purchase Agreement, shall have the meaning ascribed to it in the Purchase Agreement.

2.       Fees

         In consideration of the services to be provided herein, IHF agrees to pay AHP the fees set forth in Sections 3 and 4 (the "N" Fees). AHP shall invoice IHF for such fees, as well as any other out-of-pocket expenses reasonably incurred in connection with the Transitional Services (as defined below), as and when such charges are incurred or, unless otherwise indicated in Sections 3 and 4, on a monthly basis. IHF shall make payment in full within thirty (30) days of receipt of each such invoice setting forth in reasonable detail the nature of the Fees charged.

3.       Transitional Services

         Until six months from the date hereof (or earlier as provided below), AHP shall provide the services described below and in
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Section 4 (the "Transitional Services") for the Fees set forth below:

         (a)     Services Related to Intellectual Property

                 To the extent requested in writing by IHF, AHP shall provide to IHF and its subsidiaries services related to the establishment and maintenance of their intellectual property rights to the same extent provided before the Closing Date. The Fee for these Services will be AHP's cost, including allocable overhead and AHP's out-of-pocket expenses.

         (b)     Media Buying Services

                 To the extent requested by IHF, AHP and its Affiliates shall provide to IHF and its subsidiaries services related to media purchasing of both the electronic and print media. The Fees for these services will be the pre-Closing commission rates charged by AHP or its Affiliates.

         (c)     Administration

                 AHP shall for a period of up to 90 days from the date hereof assist in the administration of IHF's Welfare Plans and will receive compensation for services provided and reimbursement for any actual out-of-pocket costs associated with the administration and maintenance of such plans (all calculated in accordance with AHP's past practices). In connection with AHP's assisting in the administration of IHF's Welfare Plans, it is understood and agreed by the parties that: (i) AHP is not a fiduciary, as defined in Section 3(31) of the ERISA, and
                 (ii) IHF is not a participating employer in any welfare plans maintained by AHP after the Closing.

         (d)     Fleet Services

                 For six months or such period as may be agreeable to the parties, AHP will furnish vehicle fleet administrative services for the benefit of IHF and its Affiliates under AHP's current contract with Four Wheels Co., Inc. in the same manner as such services were provided prior to the Closing. AHP will endeavor to cause all leases and other rights relating to vehicles utilized by IHF prior to the Closing to be transferred to IHF's account at the same rates as AHP's current agreement with Four Wheels Co., Inc. plus applicable transfer charges. IHF will be fully responsible for payment of any and all lease charges,





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                 related expenses for operating such vehicles and for any
                 damages to or caused by the operation of such vehicles.

4.       Facilities and Related Services

         (a) AHP shall provide to IHF and its Affiliates the use of the office space (and furniture and equipment related thereto) currently used and occupied by IHF's predecessor at Five Giralda Farms, Madison, New Jersey (the "Headquarters Facilities"), and services incidental thereto, including telephone and other telecommunication, mail, courier, shipping, receiving, security, utilities, maintenance, and janitorial services, all of the foregoing to the extent provided before the Closing Date. These Facilities and services will be provided for a total of $75,000 per month. In addition, IHF personnel shall have access to AHP's company store, parking areas, cafeteria facilities, fitness center and other services to the same extent and on the same basis as before the Closing Date.

         (b) Should IHF hold over in possession after expiration of six months from the date hereof, the charge for such holdover period shall be $112,500 per month.

         (c) All Fees payable under this Section 4 shall be proportionately adjusted for any partial month in which IHF occupies the Headquarters Facilities.

         (d) IHF shall use the Headquarters Facilities for general office and business-related purposes.

         (e) IHF shall not make any alterations to the Headquarters Facilities without AHP's prior written consent, which shall not be unreasonably withheld.

         (f) AHP and its agents shall have the right to enter the Headquarters Facilities at all reasonable times to make any repairs and replacements as AHP may deem necessary and reasonably desirable for the maintenance of the Headquarters Facilities or the Building.

5.       Taxes

         IHF shall reimburse AHP on a current basis for 100% of taxes (other than taxes on or in respect of income) or other charges which AHP becomes obligated to pay to any Governmental Authority arising out of the performance of the Transitional Services and which are not included in the Fees otherwise payable by IHF hereunder.





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6.       Standard of Performance

         In all material respects, AHP will perform the Transitional Services in a competent and worklike manner and, except to the extent that IHF requests and AHP agrees to a deviation from the standard practices and procedures that AHP uses in its own businesses, in accordance with AHP's standard practices and procedures. Notwithstanding the foregoing, AHP and its Affiliates and their respective employees and agents shall have no liability hereunder to IHF or its Affiliates for any Costs arising out of or relating to this Agreement and the Transitional Services provided hereunder unless resulting from AHP's gross negligence or willful misconduct.

7.       Termination

         (a) The Transitional Services shall terminate on the date provided for termination of each Transitional Service as set forth in Sections 3 and 4, provided, however, that, unless this Agreement is terminated as provided in
Section 7(b) or 7(c), all or any portion of the Transitional Services shall terminate as follows:

         (i) IHF may terminate all or any portion of any of the Transitional Services upon twenty (20) days written notice; and

         (ii) Upon termination pursuant to Section 7(a) (i) of this Agreement, the parties shall negotiate an appropriate pro rata reduction of the Fees charged with respect to such Transitional Services.

         (b) If either party hereto becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or if a receiver is appointed to take charge of its property, the other may immediately terminate this Agreement by written notice. Any such termination shall be without prejudice to accrued rights of the terminating party, and to other rights and remedies for default.

         (c) Either party may terminate this Agreement on thirty (30) days written notice to the other if the other is in breach of this Agreement in any material respect unless the breaching party, within such thirty (30) day period, remedies such breach, or, in the case of a breach which cannot reasonably be remedied within such period, initiates action which can reasonably be expected to result in curing such breach within a reasonable period of time.

8.       Indemnification

         (a) IHF shall indemnify, hold harmless and defend AHP and its respective directors, officers, employees, advisors, affiliates,





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agents and shareholders from and against any and all Costs arising out of, based upon or resulting from AHP's performance of any Transitional Service (other than the Transitional Services set forth in Section 4) under this Agreement (including, with respect to Section 3(d) above, any damages to persons or property arising out of the use of any vehicles leased by Four Wheels Co. to or for the use of IHF), except to the extent that any such loss, damage, liability, cost, claim or expense arises out of, is based upon or results from AHP's gross negligence or willful misconduct in the performance of such Transitional Service.

         (b) IHF shall indemnify, defend and save AHP harmless from and against any liability or expense including reasonable attorneys fees arising from the acts or omissions in the use or occupancy of the Headquarters Facilities during the term hereof or anyone in the Headquarters Facilities with IHF's permission, or from any breach of this Section 4 by IHF. IHF shall reimburse AHP for all expense, damages or fines incurred by AHP, and for which AHP has not been or will not be reimbursed by insurance, by reason of any breach, violation or nonperformance by IHF, or its agents, servants or employees, of any covenant or provision of this Section 4, or by reason of damage to persons or property caused by moving property of or for IHF in or out of the building in which the Headquarters Facilities are located (the "Building"), or by the installation or removal of furniture, equipment or other property of or for IHF or by reason of or arising out of the negligence or improper conduct of IHF, or its agents, servants or employees, in the use or occupancy of the Headquarters Facilities. IHF shall maintain, throughout the term hereof, at its own cost and expense, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Headquarters Facilities, such insurance to afford protection to the limit of not less than $2,000,000 in respect of personal injury or death and damage to property in respect of any one occurrence.

         (c) AHP shall indemnify, hold harmless and defend IHF and its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all Costs arising out of, based upon or resulting from AHP's gross negligence or willful misconduct in the performance of any Transitional Service (other than the Transitional Services set forth in Section
4) under this Agreement.

9.       Independent Contractors

         AHP is performing and shall perform the Transitional Services under this Agreement as an independent contractor and as such shall have and maintain exclusive control over all its employees, agents, subcontractors and operations. AHP shall not be, act as, purport





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to act as or be deemed to be IHF's agent, representative, employee or servant.

10.      Notices

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by reputable overnight courier or certified mail or sent by telecopier (confirmed thereafter by such overnight courier or certified mail) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to AHP:                           American Home Products Corporation
                                     Five Giralda Farms
                                     Madison, New Jersey 07940
                                     Attn: Senior Executive Vice President
                                     Telecopier Number: (201) 660-7156

With a copy to:                      Louis L. Hoynes, Jr.
                                     Senior Vice President and General Counsel
                                     American Home Products Corporation
                                     Five Giralda Farms
                                     Madison, New Jersey 07940
                                     Telecopier Number: (201) 660-7155

If to IHF:                           International Home Foods, Inc.
                                     Five Giralda Farms
                                     Madison, New Jersey 07940
                                     Attention: President
                                     Telecopier Number: (201) 660-5934

With a copy to:                      Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court
                                     Suite 1600
                                     Dallas, Texas 75021
                                     Attention: Lawrence D. Stuart, Jr.
                                     Managing Director & Principal
                                     Telecopier Number: (214) 740-7313

                                     and

                                     Michael D. Wortley
                                     Vinson & Elkins L.L.P.
                                     3700 Trammel Crow Center
                                     2001 Ross Avenue
                                     Dallas, Texas 75201-2975
                                     Telecopier Number: (214) 220-7718





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         Notice so given shall (in the case of notice so given by mail) be deemed to be given and received on the third calendar day after mailing or the next business day if sent by a reputable overnight courier and (in the case of notice so given by telecopier or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

11.      Miscellaneous

         This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; is not intended to confer upon any other person any rights or remedies hereunder; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereunder. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

12.      Amendments; No Waivers

         (a) This Agreement may not he amended except by an instrument in writing signed on behalf of each of the parties hereto.

         (b) Any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.

13.      Successors and Assians

         This Agreement may not be assigned by a party without the prior written consent of the other parties hereto.

14.      Captions

         The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.





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15.      Force Majeure

         Neither party hereto shall be liable in any manner for failure or delay of performance of all or part of this Agreement, directly or indirectly, owing to acts of God, governmental orders or restrictions, strikes or other labor disturbances, riots, embargoes, power failures, telecommunication line failures, revolutions, wars, fires, floods, or any other causes or circumstances beyond the reasonable control of either party. The party, however, in such delay or failure shall give prompt notice to the other party and shall exert diligent efforts to remove the causes or circumstances of nonperformance with all possible dispatch.

16.      Administration of Agreement

         AHP shall designate one of its employees to serve as chief administrator and coordinator of the Transitional Services to be performed under this Agreement and shall advise IHF in writing of the name, business address, phone and fax number of that employee as promptly as possible after the Closing.





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         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        AMERICAN HOME PRODUCTS CORPORATION

                                        By: /s/ JOHN R. CONSIDINE
                                            -----------------------------------
                                            John R. Considine
                                            Vice President-Finance

                                        INTERNATIONAL HOME FOODS, INC.

                                        By: /s/ KENNETH J. MARTIN
                                            -----------------------------------
                                            Kenneth J. Martin
                                            President





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